    As filed with the Securities and Exchange Commission on February 2, 2004
                                                 REGISTRATION NO. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                          TESORO PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                   95-0862768
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                   Identification No.)

         300 CONCORD PLAZA DRIVE
           SAN ANTONIO, TEXAS                              78216-6999
(Address of Principal Executive Offices)                   (Zip Code)

                TESORO PETROLEUM CORPORATION AMENDED AND RESTATED
                       EXECUTIVE LONG-TERM INCENTIVE PLAN

    TESORO PETROLEUM CORPORATION 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                             ----------------------

                            JAMES C. REED, JR., ESQ.
                            EXECUTIVE VICE PRESIDENT,
                          GENERAL COUNSEL AND SECRETARY
                             300 CONCORD PLAZA DRIVE
                          SAN ANTONIO, TEXAS 78216-6999
                     (Name and address of agent for service)
                                 (210) 828-8484
          (Telephone number, including area code, of agent for service)

                              --------------------

                                  With Copy to:
                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                              HOUSTON, TEXAS 77010
                                 (713) 651-5151
                          ATTENTION: MICHAEL W. CONLON

                              --------------------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
       TITLE OF                 AMOUNT                PROPOSED           PROPOSED MAXIMUM             AMOUNT
      SECURITIES                TO BE             MAXIMUM OFFERING      AGGREGATE OFFERING              OF
    TO BE REGISTERED          REGISTERED         PRICE PER SHARE(2)          PRICE(2)            REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
    Common Stock
    $.16 2/3 par value    2,150,000 shares(1)           $15.55              $33,432,500              $4,235.90
======================================================================================================================

(1) Represents 2,000,000 shares added to the Amended and Restated Long-Term Incentive Plan, as amended (the "Incentive Plan") by an amendment thereto and 150,000 shares added to the 1995 Non-Employee Director Stock Option Plan, as amended (the "Director Plan") by an amendment thereto, in both cases as approved at the Company's Annual Meeting of Stockholders held on June 20, 2002. There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of the Incentive Plan and the Director Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low sales price of a share of Common Stock on the New York Stock Exchange on January 30, 2004.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement covers 2,150,000 shares of common stock, $.16 2/3 par value per share ("Common Stock"), of Tesoro Petroleum Corporation, a Delaware corporation (the "Registrant" or the "Company"), 2,000,000 of which shares are being registered for use under the Tesoro Petroleum Corporation Amended and Restated Executive Long-Term Incentive Plan, as amended, and 215,000 of which shares are being registered for use under the Tesoro Petroleum Corporation 1995 Non-Employee Director Stock Option Plan, as amended.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Registrant hereby incorporates the following documents previously filed by the Registrant with the Securities and Exchange Commission by reference in this Registration Statement:

         o The Company's Annual Report on Form 10-K for the year ended December 31, 2002;

         o The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

         o The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003;

         o The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003;

         o   The Company's Current Report on Form 8-K filed on January 6, 2003;

         o   The Company's Current Report on Form 8-K filed on April 2, 2003;

         o   The Company's Current Report on Form 8-K filed on April 24, 2003;

         o The description of the Company's common stock included in the Company's Registration Statement on Form 8-A dated April 21, 1969, and amended by a Form 8 dated April 23, 1969.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, rules, or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action or proceeding, the director, officer, or employee had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of the action. The statute also requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

         Article II, Section 2.9 of the Company's By-laws requires indemnification to the full extent authorized or permitted by the laws of the State of Delaware of any person who is made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was the Company's director, officer, or employee or serves or served any other enterprise at the Company's request.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for the following:

         o any breach of the director's duty of loyalty to the corporation or its stockholders,

         o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

         o payment of unlawful dividends or unlawful stock purchases or redemptions, or

         o any transaction from which the director derived an improper personal benefit.

         Article IX of the Company's Restated Certificate of Incorporation, as amended, provides that a director will not be personally liable to the Company or the Company's stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for the following:

         o any breach of the director's duty of loyalty to the Company or its stockholders,

         o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

         o under Section 174 of the Delaware General Corporation Law, which concerns unlawful payment of dividends, stock purchases or redemptions, or

         o any transaction from which the director derived an improper personal benefit.

         The Company maintains directors' and officers' liability insurance which provides for payment, on behalf of the Company's directors and officers and its subsidiaries, of certain losses of those persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by those persons while acting as the Company's directors or officers and/or its subsidiaries, as the case may be.

         The Company has entered into indemnification agreements with its directors and certain of its officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         4.1 Restated Certificate of Incorporation of the Company (incorporated by reference herein to Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473).

         4.2 By-Laws of the Company, as amended through June 6, 1996 (incorporated by reference herein to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, File No. 1-3473).

         4.3 Amendment to Restated Certificate of Incorporation of the Company adding a new Article IX limiting Directors' Liability (incorporated by reference herein to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473).

         4.4 Certificate of Amendment, dated as of February 9, 1994, to Restated Certificate of Incorporation of the Company amending
                  Article IV, Article V, Article VII and Article VIII (incorporated by reference herein to Exhibit 3(e) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473).

         4.5 Certificate of Amendment, dated as of August 3, 1998, to Certificate of Incorporation of the Company, amending Article IV, increasing the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 (incorporated by reference herein to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1998, File No. 1-3473).

         4.6 Indenture, dated as of July 2, 1998, between Tesoro Petroleum Corporation and U.S. Bank Trust National Association, as Trustee (incorporated by reference herein to Exhibit 4.4 to Registration Statement No. 333-59871).

         4.7 Form of 9% Senior Subordinated Notes due 2008 and 9% Senior Subordinated Notes due 2008 (filed as part of Exhibit 4.9 hereof) (incorporated by reference herein to Exhibit 4.4 to Registration Statement No. 333-59871).

         4.8 Indenture, dated as of November 6, 2001, between Tesoro Petroleum Corporation and U.S. Bank Trust National Association, as Trustee (incorporated by reference herein to Exhibit 4.8 to Registration Statement No. 333-75056).

         4.9 Form of 9 5/8% Senior Subordinated Notes due 2008 and 9 5/8% Senior Subordinated Notes due 2008 (filed as part of Exhibit
                  4.11 hereof) (incorporated by reference herein to Exhibit 4.8 to Registration Statement No. 333-75056).

         4.10 Indenture, dated as of April 9, 2002, between Tesoro Escrow Corp. and U.S. Bank National Association, as Trustee (incorporated by reference herein to Exhibit 4.9 to Registration Statement No. 333-84018).

         4.11 Supplemental Indenture, dated as of May 17, 2002, among Tesoro Escrow Corp., Tesoro Petroleum Corporation, the subsidiary guarantors and U.S. Bank National Association, as Trustee (incorporated by reference herein to Exhibit 4.10 to Registration Statement No. 333-92468).

         4.12 Form of 9 5/8% Senior Subordinated Notes due 2012 (filed as part of Exhibit 4.13 hereof) (incorporated by reference herein to Exhibit 4.10 to Registration Statement No. 333-84018).

         4.13 Indenture, dated as of April 17, 2003, among Tesoro Petroleum Corporation, certain subsidiary guarantors and The Bank of New York, as Trustee (incorporated by reference herein to Exhibit
                  4.8 to Registration Statement No. 333-105783).

         4.14     Form of 8% Senior Secured Notes due 2008 (filed as part of
                  Exhibit 4.16 hereof) (incorporated by reference herein to
                  Exhibit 4.8 to Registration Statement No. 333-105783).

         4.15 Copy of the Company's Amended and Restated Executive Long-Term Incentive Plan, as amended through May 25, 2000 (incorporated by reference herein to Exhibit 99.1 to the Company's Registration Statement No. 333-39070 filed on Form S-8).

         4.16 Amendment to the Company's Amended and Restated Executive Long-Term Incentive Plan effective as of June 20, 2002 (incorporated by reference herein to Exhibit 10.31 to the Company's Registration Statement No. 333-92468 filed on Form S-4).

         4.17 Copy of the Company's Amended and Restated 1995 Non-Employee Director Stock Option Plan (incorporated by reference herein to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002, File No. 1-3473).

         4.18 Amendment to the Company's Amended and Restated 1995 Non-Employee Director Stock Option Plan effective as of June 20, 2002 (incorporated by reference herein to Exhibit
                  10.40 to the Company's Registration Statement No. 333-92468 filed on Form S-4).

         *5.1 Opinion of James C. Reed, Jr., General Counsel of the Company, as to the legality of the securities being registered

         *23.1    Consent of Deloitte & Touche LLP.

         *23.2 Consent of James C. Reed, Jr., General Counsel of the Company (included in his opinion filed as Exhibit 5.1).

         *24.1 Powers of Attorney of certain officers and directors of Tesoro Petroleum Corporation and other Registrants (included on the signature pages hereof).

-----------------
* Filed herewith

         As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant has not filed with this prospectus certain instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant agrees to furnish a copy of any such agreements to the Securities and Exchange Commission upon request.

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on February 2, 2004.



                                 TESORO PETROLEUM CORPORATION



                                 By:       /s/ GREGORY A. WRIGHT
                                    ----------------------------------------
                                              Gregory A. Wright
                                          Executive Vice President
                                         and Chief Financial Officer


                                POWER OF ATTORNEY

                                KNOW ALL MEN BY THESE PRESENTS, that each
individual whose signature appears below constitutes and appoints James C.
Reed, Jr. and Bruce A. Smith, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                       TITLE                                 DATE
                ---------                                       -----                                 ----
           /s/ BRUCE A. SMITH                     Chairman of the Board of Directors,           February 2, 2004
-----------------------------------------       Director, President and Chief Executive
              Bruce A. Smith                     Officer (Principal Executive Officer)


           /s/ GREGORY A. WRIGHT            Executive Vice President and Chief Financial        February 2, 2004
------------------------------------------      Officer (Principal Financial Officer)
             Gregory A. Wright

                SIGNATURE                                       TITLE                                 DATE
                ---------                                       -----                                 ----

         /s/ OTTO C. SCHWETHELM                     Vice President and Controller               February 2, 2004
------------------------------------------         (Principal Accounting Officer)
            Otto C. Schwethelm

         /s/ STEVEN H. GRAPSTEIN                     Lead Director and Director                 February 2, 2004
------------------------------------------
            Steven H. Grapstein

         /s/ WILLIAM J. JOHNSON                               Director                          February 2, 2004
------------------------------------------
            William J. Johnson

          /s/ A. MAURICE MYERS                                Director                          February 2, 2004
------------------------------------------
             A. Maurice Myers

          /s/ DONALD H. SCHMUDE                               Director                          February 2, 2004
------------------------------------------
             Donald H. Schmude

           /s/ PATRICK J. WARD                                Director                          February 2, 2004
------------------------------------------
              Patrick J. Ward

                                INDEX TO EXHIBITS

       EXHIBIT
       NUMBER                     DESCRIPTION
       ------                     -----------

         4.1 Restated Certificate of Incorporation of the Company (incorporated by reference herein to Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473).

         4.2 By-Laws of the Company, as amended through June 6, 1996 (incorporated by reference herein to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, File No. 1-3473).

         4.3 Amendment to Restated Certificate of Incorporation of the Company adding a new Article IX limiting Directors' Liability (incorporated by reference herein to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473).

         4.4 Certificate of Amendment, dated as of February 9, 1994, to Restated Certificate of Incorporation of the Company amending
                  Article IV, Article V, Article VII and Article VIII (incorporated by reference herein to Exhibit 3(e) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473).

         4.5 Certificate of Amendment, dated as of August 3, 1998, to Certificate of Incorporation of the Company, amending Article IV, increasing the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 (incorporated by reference herein to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1998, File No. 1-3473).

         4.6 Indenture, dated as of July 2, 1998, between Tesoro Petroleum Corporation and U.S. Bank Trust National Association, as Trustee (incorporated by reference herein to Exhibit 4.4 to Registration Statement No. 333-59871).

         4.7 Form of 9% Senior Subordinated Notes due 2008 and 9% Senior Subordinated Notes due 2008 (filed as part of Exhibit 4.9 hereof) (incorporated by reference herein to Exhibit 4.4 to Registration Statement No. 333-59871).

         4.8 Indenture, dated as of November 6, 2001, between Tesoro Petroleum Corporation and U.S. Bank Trust National Association, as Trustee (incorporated by reference herein to Exhibit 4.8 to Registration Statement No. 333-75056).

       EXHIBIT
       NUMBER                     DESCRIPTION
       ------                     -----------


         4.9 Form of 9 5/8% Senior Subordinated Notes due 2008 and 9 5/8% Senior Subordinated Notes due 2008 (filed as part of Exhibit
                  4.11 hereof) (incorporated by reference herein to Exhibit 4.8 to Registration Statement No. 333-75056).

         4.10 Indenture, dated as of April 9, 2002, between Tesoro Escrow Corp. and U.S. Bank National Association, as Trustee (incorporated by reference herein to Exhibit 4.9 to Registration Statement No. 333-84018).

         4.11 Supplemental Indenture, dated as of May 17, 2002, among Tesoro Escrow Corp., Tesoro Petroleum Corporation, the subsidiary guarantors and U.S. Bank National Association, as Trustee (incorporated by reference herein to Exhibit 4.10 to Registration Statement No. 333-92468).

         4.12 Form of 9 5/8% Senior Subordinated Notes due 2012 (filed as part of Exhibit 4.13 hereof) (incorporated by reference herein to Exhibit 4.10 to Registration Statement No. 333-84018).

         4.13 Indenture, dated as of April 17, 2003, among Tesoro Petroleum Corporation, certain subsidiary guarantors and The Bank of New York, as Trustee (incorporated by reference herein to Exhibit
                  4.8 to Registration Statement No. 333-105783).

         4.14     Form of 8% Senior Secured Notes due 2008 (filed as part of
                  Exhibit 4.16 hereof) (incorporated by reference herein to
                  Exhibit 4.8 to Registration Statement No. 333-105783).

         4.15 Copy of the Company's Amended and Restated Executive Long-Term Incentive Plan, as amended through May 25, 2000 (incorporated by reference herein to Exhibit 99.1 to the Company's Registration Statement No. 333-39070 filed on Form S-8).

         4.16 Amendment to the Company's Amended and Restated Executive Long-Term Incentive Plan effective as of June 20, 2002 (incorporated by reference herein to Exhibit 10.31 to the Company's Registration Statement No. 333-92468 filed on Form S-4).

         4.17 Copy of the Company's Amended and Restated 1995 Non-Employee Director Stock Option Plan (incorporated by reference herein to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002, File No. 1-3473).

         4.18 Amendment to the Company's Amended and Restated 1995 Non-Employee Director Stock Option Plan effective as of June 20, 2002 (incorporated by reference herein to Exhibit
                  10.40 to the Company's Registration Statement No. 333-92468 filed on Form S-4).

       EXHIBIT
       NUMBER                     DESCRIPTION
       ------                     -----------

         *5.1 Opinion of James C. Reed, Jr., General Counsel of the Company, as to the legality of the securities being registered

         *23.1    Consent of Deloitte & Touche LLP.

         *23.2 Consent of James C. Reed, Jr., General Counsel of the Company (included in his opinion filed as Exhibit 5.1).

         *24.1 Powers of Attorney of certain officers and directors of Tesoro Petroleum Corporation and other Registrants (included on the signature pages hereof).

-----------------
* Filed herewith